STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered on the 30th of April, 2018 by and between SIM MIN TECK (NRIC No.:730226-13-5675) a full age and a Malaysian national having his address at B-28-01, The Elements Ampang, Jalan Ampang Kiri, Jalan Ampang, 55000 Kuala Lumpur, Malaysia; LIEW HON BOON (NRIC No.: S7073933Z) a full age and a Singaporean citizen having his address at Apt Blk 415C, Fernvale Link #04-66, Singapore 793415; LEE PYNG JIN (NRIC No.: 870823-07-5177) a full age and a Malaysian national having his address at No.1, Lorong Jawa 8, Taman Jawa, 12000 Butterwoth, Penang, Malaysia; CHUNG CHOW PIN (NRIC No.: 731023-13-5303) a full age and a Malaysian national having his address at Lot 4788, 53, Lorong Kapor 4, Jalan Kapor, 93150 Kuching, Sarawak, Malaysia ("Sellers") and GM CAPITAL INC incorporated in the United State of America with Delaware State File Number 6725220 and whose registered office in the State of Delaware is located at 16192 Costal Highway, Lewes, Delaware 19958, Country of Sussex ("Purchaser")

WHEREAS, the Sellers are the record owners and holders of the issued and outstanding shares of the capital stock of MTRADEAPP (PTE. LTD.) ("Corporation"), a Singapore corporation, which Corporation has issued capital stock of 2,029,000 shares of common stock as below:

Name	Shares in Corporation
Sim Min Teck	2,000,000
Liew Hon Boon	10,000
Lee Pyng Jin	5,000
Chung Chow Pin	14,000
Total	**2,029,000**

WHEREAS, the Purchaser desires to purchase from Sellers and the Sellers desires to sell to Purchaser 2,029,000 shares of common stock of the Corporation, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

1. **PURCHASE AND SALE.** Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Sellers shall sell, convey, transfer, and deliver to the Purchaser certificates representing the Corporation's Stock, and the Purchaser shall purchase from the Sellers the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Sellers.

2. **AMOUNT AND PAYMENT OF PURCHASE PRICE.** The total consideration and method of payment thereof are fully set out in Exhibit "A" attached hereto and made a part hereof.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers hereby warrants and represents:

a) Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of Singapore and has the corporate power and authority to carry on its business as it is now being conducted.

b) Restrictions on Stock.

i. The Sellers are not a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.

ii. Sellers are the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

4. REPRESENTATIONS AND WARRANTIES OF SELLERS AND PURCHASER. Sellers and Purchaser hereby represent and warrant that there has been no act or omission by Sellers, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5. GENERAL PROVISIONS

a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c) Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Singapore. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Singapore. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered in the presence of:

Sellers:

Sim Min Teck

Liew Hon Boon

Lee Pyng Jin

Chung Chow Pin

Purchaser:

GM CAPITAL INC
Sim Min Teck
Director

GM CAPITAL INC
Low Wai Kong
Director

EXHIBIT "A" AMOUNT AND PAYMENT OF PURCHASE PRICE

(a) Consideration.

As total consideration for the purchase and sale of 2,029,000 shares of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall tender USD 63,634 to Sim Min Teck, Liew Hon Boon, Lee Pyng Jin and Chung Chow Pin collectively.